Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned does hereby appoint John J. Lipinski, Edward A. Morgan and Edmund S. Gross, and each of them severally, to be his or her true and lawful attorney or attorneys and agent or agents to execute on behalf of the undersigned (whether on behalf of CVR Energy, Inc., or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) a Registration Statement (including a Registration Statement filed pursuant to Rule 462(b) or otherwise) and any and all amendments (including post-effective amendments) and all documents relating thereto, and to file the same with all relevant exhibits or documents with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of CVR Energy, Inc. which may be sold from time to time pursuant to a Registration Statement on Form S-3 by the Company or by selling stockholders named therein.
     Each of John J. Lipinski, Edward A. Morgan and Edmund S. Gross, as listed above as attorney and agent are to act separately, unless otherwise expressly specified herein. This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument.

IN WITNESS WHEREOF, this instrument has been duly executed as of the 12th day of April, 2010.

By:	/s/ John J. Lipinski
John J. Lipinski
Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

By:	/s/ Edward A. Morgan
Edward A. Morgan
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

By:	/s/ C. Scott Hobbs
C. Scott Hobbs
Director

By:	/s/ Regis B. Lippert
Regis B. Lippert
Director

By:	/s/ Steve A. Nordaker
Steve A. Nordaker
Director

By:	/s/ Mark E. Tomkins
Mark E. Tomkins
Director